SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material underss.240.14a-12

                                   Quipp, Inc.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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         1)       Title of each class of securities to which transaction
                  applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

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                  --------------------------------------------------------------

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[ ]      Check box if any part of the fee is offset as provided by Exchange Act
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         statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                   QUIPP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF QUIPP, INC.:

         The 2002 annual meeting of shareholders of Quipp, Inc. will be held at its corporate offices at 4800 N.W. 157 Street, Miami, Florida on April 25, 2002 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

         (1) To elect two members of the Board of Directors to serve until the 2005 Annual Meeting;

         (2) To ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's financial statements for 2002; and

         (3) To transact such other business as may properly be presented at the annual meeting or any adjournments thereof.

         Holders of Quipp's common stock of record at the close of business on March 13, 2002 are entitled to receive this notice and to vote at the meeting and any adjournment.

         Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.


Miami, Florida                              By Order of the Board of Directors
April 1, 2002
                                            Alan Singer,
                                            Secretary

                                   QUIPP, INC.
                              4800 N.W. 157 STREET
                            MIAMI, FLORIDA 33014-6434

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies from the holders of Quipp common stock by the Board of Directors for use at the 2002 annual meeting. This proxy statement and accompanying form of proxy are first being mailed to our shareholders on or about April 1, 2002.

TIME AND PLACE; PURPOSE

         The annual meeting will be held at Quipp's corporate offices, 4800 N.W. 157 Street, Miami, Florida, on April 25, 2002, starting at 10:00 a.m., Eastern Daylight Time. At the meeting, you will be asked to vote upon (1) the election of two directors to serve until the 2005 annual meeting; (2) a proposal to ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's financial statements for 2002; and (3) such other matters as may properly come before the meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board of Directors has fixed the close of business on March 13, 2002 as the record date for the meeting. Only holders of record of shares of Quipp common stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 1,417,775 shares of Quipp common stock outstanding and entitled to vote at the meeting.

         Each holder of record of Quipp common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Quipp common stock entitled to vote is necessary to constitute a quorum at the meeting. Directors are elected by a plurality of votes cast (in other words, the nominees with the highest number of votes are elected). Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, a properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the meeting, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in vote totals, but will be counted for purposes of determining whether there is a quorum at the meeting.

         All shares of Quipp common stock represented by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and timely returned proxy, the persons named in the proxy will vote the shares FOR election of the two nominees of the Board of Directors and the ratification of the appointment of KPMG LLP. If you decide to attend the meeting, you can vote your shares in person, even if you have already returned your proxy.

         The Board of Directors is not currently aware of any business to be acted upon at the meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

         You may revoke your proxy at any time prior to its use by delivering or mailing in sufficient time to be received prior to the meeting a signed notice of revocation or a later-dated signed proxy to the Secretary of Quipp, at the address listed on the notice of annual meeting of shareholders, or by attending the meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy.

         Quipp will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and Quipp will, upon request, reimburse them for their reasonable expenses in so doing. To the extent necessary to ensure sufficient representation at the meeting, Quipp may request, in person, by telephone or telecopy, the return of proxy cards. Such solicitation may be made by Quipp's directors, officers or regular employees. Quipp also may employ an outside firm to assist in the solicitation of proxies, and the cost for such services would be paid by Quipp.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning ownership of the Quipp common stock as of March 13, 2002 (unless otherwise noted) by (a) each shareholder known to Quipp to beneficially own more than five percent of the common stock, (b) each director and each nominee for election as a director of Quipp, (c) each executive officer of Quipp named in the Summary Compensation Table under "Executive Compensation" and (d) all directors and executive officers of Quipp as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person's family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person's name.

                                                         Number of Shares                Percent of
  NAME OF BENEFICIAL OWNER                              Beneficially Owned          Outstanding Shares(1)
  ------------------------------------------------    -----------------------     --------------------------
  Ralph M. Branca(2)..........................                 26,240                        1.8%
  Richard H. Campbell(3)......................                 16,111                        1.1%
  Lawrence J. Gibson(4) ......................                  5,000                         *
  Michael S. Kady(5) .........................                  1,000                         *
  Cristina H. Kepner(6).......................                 26,174                        1.8%
  Louis D. Kipp(7) ...........................                 43,435                        3.1%
  Anthony P. Peri(8) .........................                 33,270                        2.3%
  William L. Rose(9) .........................                  7,060                         *
  Jeffrey S. Barocas(10) .....................                 27,965                        2.2%
  Christer A. Sjogren(11) ....................                 12,858                         *
  Kenneth G. Langone(12) .....................                 79,607                        5.6%
  Summit Capital Management, LLC(13) .........                 90,195                       6.4%
  Pyramid Trading Limited Partnership(14) ....                162,838                       11.5%
  Berno, Gambal & Barbee, Inc. (15) ..........                132,800                       9.4%
  All directors and executive officers
     as a group(16) ..........................                134,593                       9.2%
-----------
*Less than 1%

(1) Applicable percentage of ownership is based on 1,417,775 shares of common stock outstanding on March 13, 2002. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 13, 2002 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes 5,000 shares underlying options.

(3)      Includes 5,000 shares underlying options.

(4)      Includes 5,000 shares underlying options.

(5) The shares listed represent restricted stock issuable under Quipp's 1996 Equity Compensation Plan. The shares may not be transferred prior to February 4, 2003, although Mr. Kady has voting power with respect to those shares.

(6)      Includes 10,000 shares underlying options.

(7)      Includes 5,000 shares underlying options.

(8)      Includes 33,250 shares underlying options.

(9)      Includes 5,000 shares underlying options.

(10) Includes 15,000 shares underlying options. Does not include 3,000 shares underlying options that expired when Mr. Barocas terminated his employment with the Company.

(11)     Includes 12,000 shares underlying options.

(12) Includes 33,891 shares held by Invemed Associates, LLC. Mr. Langone is the Chairman of the Board and President of Invemed Associates, and principal owner of its corporate parent. The address of Mr. Langone is Invemed Associates, Inc., 375 Park Avenue, New York, New York 10152. The information in this note is derived from Amendment No. 9 to a
         Schedule 13D filed with the Securities and Exchange Commission on August 21, 2001 by Kenneth G. Langone.

(13) Beneficial ownership of these shares is shared between Summit Capital Management, LLC and John C. Rudolf. Mr. Rudolf is President of Summit Capital Management, LLP. The address of Summit Capital Management, LLC and Mr. Rudolf is 601 Union Street, Suite 3900, Seattle, Washington 98101. The information in this note is derived from Amendment No. 3 to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by Summit Capital Management, LLP, Summit Capital Partners LP and Mr. Rudolf.

(14) Pyramid Trading Limited Partnership has shared beneficial ownership with regard to all 162,838 shares with Oakmont Investments, LLC and Mr. Daniel Asher. Oakmont Investments, LLC is the general partner of Pyramid Trading Limited Partnership, and Mr. Asher is Manager of Oakmont Investments, LLC. The address of Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher is 440 S. LaSalle Street, Suite 700, Chicago, IL 60605. The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on July 3, 2000 and Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on May 8, 2001 by Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher.

(15) Includes 68,000 shares owned by the Aegis Value Fund, Inc. and 64,800 held by private investment advisory clients of Berno, Gambal & Barbee, Inc. ("BGB") (the "Accounts"), including William S. Berno (800 shares), Paul Gambal (1,350 shares) and Scott L. Barbee (3,000 shares), for which BGB provides investment advisory services. As investment advisor to the Aegis Value Fund and the Accounts, BGB has the sole power to dispose of the 132,800 shares held by the Aegis Value Fund and the Accounts. BGB has sole power to vote or direct the vote of the 64,800 shares held by the Accounts. William S. Berno and Scott L. Barbee, Managing Directors of BGB, also may be deemed to beneficially own the 68,000 shares held by the Aegis Value Fund because they have voting power over those shares as a result of their positions as directors and officers of the Aegis Value Fund. The address of BGB is 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201-4798. The information in this note is derived from Amendment No. 3 to a Schedule 13D filed with the Securities and Exchange Commission on January 4, 2002 by Berno, Gambal & Barbee, Inc.

(16)     Includes 45,750 shares underlying options.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         At the Meeting, two directors are to be elected. The Board of Directors is divided into three classes, whose terms expire at successive annual meetings. The two Directors to be elected at the meeting will be elected to serve for a three year term expiring at Quipp's annual meeting in the year 2005.

         The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from either or both of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected or qualified, or until the earliest of his or her death, resignation or retirement.

         The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

         Set forth below is certain information concerning the nominees for election as directors and those directors whose terms will continue following the meeting:

Name                         Age         Position with the Company
----                         ---         -------------------------

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS

Lawrence J. Gibson           48          Director
Michael S. Kady              52          President, Chief Executive Officer
                                         and Director

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Richard H. Campbell          66          Chairman of the Board
Cristina H. Kepner           56          Director

DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Ralph M. Branca              66          Director
Louis D. Kipp                70          Director

         William L. Rose, who has been a director of Quipp since it commenced operations in August 1983, has declined to stand for reelection. The Board of Directors acknowledges with gratitude Mr. Rose's long service to Quipp.

         Mr. Gibson has been a director of Quipp since October 2001. He has been President of Gibson Consulting, a private business consulting firm, since June 1999. Mr. Gibson was Senior Vice President, Human Resources, Quality Management and Information Technology of Harvard Pilgrim Health Care from April 1992 to June 1999. From October 1986 to April 1992, he served in various capacities for Motorola/Information Systems Group, the most recent of which was Vice President, Human Resources.

         Mr. Kady has been President and Chief Executive Officer and a director of Quipp since February 2002 and President of Quipp Systems, Inc. since March 2002. From January 2000 to January 2001, he served as President of GMP Metal Products, a manufacturer of engineered components. From May 1996 to May 1999, Mr. Kady was President and Chief Operating Officer of Shuttleworth, Inc., a global manufacturer of automated material handling equipment.

         Mr. Campbell has been a director of Quipp since May 1996 and Chairman of the Board since February 2000. He has been President of Seacoast Consulting, a private business consulting firm, since August 1994. Mr. Campbell was Group Vice President of the Commercial and Outdoor Products Group of Textron, Inc. from March 1992 to August 1994. From 1989 to March 1992, he was Group Vice President of Black and Decker Corporation and also served as President of that company's Hardware and Home Improvement Group. Prior to that time, he was Executive Vice President of Emhart Corporation and President of that company's Consumer Sector Group until the company was acquired by Black and Decker Corporation.

         Ms. Kepner has been a director of Quipp since January 1995. She was Executive Vice President of Invemed Associates, LLC, an investment banking firm, from February 1978 to February 2001. Since February 2001, Ms. Kepner has served as an advisor to Invemed. Ms. Kepner is also a director of Cepheid, Inc. and ViroLogic, Inc.

         Mr. Branca has been a director of Quipp since July 1991. He was President and Chief Executive Officer of Quipp from May 1995 to April 1998 and from August 2001 to February 2002. He also has been President of RMB Associates, a business consulting firm that he owns, since November 1989. Prior to November 1989, he was employed by Emhart Corporation, where he held numerous positions, the most recent of which was Corporate Vice President of Operations.

         Mr. Kipp, a founder of Quipp, was President of Quipp Systems, Inc. from July 1987 until April 1998 and from August 2001 to February 2002. He has been a director of Quipp since July 1995. He also served previously as a director of Quipp from August 1983 to January 1995. Mr. Kipp was President of Quipp from August 1983 to July 1987.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

         The Board of Directors held six meetings during 2001. The Board has an Audit Committee and a Compensation and Nominating Committee.

         The Audit Committee is currently comprised of Messrs. Rose (Chairman) and Campbell and Ms. Kepner. The Audit Committee is authorized to review Quipp's audited financial statements prior to filing or distribution and consider the adequacy of Quipp's internal controls, to review with the independent auditors the scope of their activities and findings, to review the independence of Quipp's independent auditors, to review with management and the independent auditors Quipp's quarterly financial statements prior to filing or distribution and to review with the appropriate officers Quipp's internal controls. The Audit Committee also recommends the firm of independent auditors for appointment by Quipp. The Audit Committee met five times during 2001.

         The Compensation and Nominating Committee is currently comprised of Ms. Kepner (Chairwoman) and Messrs. Campbell, Gibson and Rose. The Committee approves the salary, bonus and other benefits of members of senior management, and administers Quipp's 1996 Equity Compensation Plan. In addition, the Committee recommends to the Board of Directors nominees for election to the Board of Directors and the compensation of the directors. The Committee will consider qualified candidates for election as directors suggested by shareholders that are submitted in writing to the Secretary of Quipp in accordance with procedures set forth in the bylaws. The Compensation and Nominating Committee met four times during 2001.

COMPENSATION OF DIRECTORS

         Quipp currently pays each non-employee director a fee of $1,200 for attendance at each meeting of the Board of Directors ($400 if the director participates by telephone) and $200 for each meeting of a Board committee. On February 28, 2002, the Board of Directors granted to Mr. Gibson, who was elected to the Board in October 2001, an option to purchase 5,000 shares of Quipp common stock. The option vested immediately and has an exercise price of $14.98, which is equal to the last sale price of a share of Quipp common stock on the date the option was granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Branca and Kipp, who had previously served as officers of Quipp and Quipp Systems, respectively, until April 1998, were members of the Compensation Committee during the last completed fiscal year, until they became officers of Quipp and Quipp Systems, respectively, in August 2001.

                      REPORT OF COMPENSATION AND NOMINATING
                       COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation and Nominating Committee follows two basic principles in setting the compensation for Quipp's executive officers. First, annual compensation should, to a meaningful extent, reflect Quipp's financial performance. Second, incentives should be provided that will tie long-term rewards for the executive officers to increases in shareholder value. The Committee attempts to effect this policy through three components of compensation: salary, bonuses and stock options.

         Salary determinations have not been based upon any specific criteria, but include consideration of the local and industry market, as well as information provided by a compensation consultant. The Committee is confident that, as compared to most other public companies, the salaries paid to its executive officers are modest, but competitive with like size companies in the region. Mr. Peri's salary was not increased in 2001. Mr. Branca, who was asked to assume the position of President and Chief Executive Officer of Quipp following Mr. Peri's departure, was paid based on the Committee's evaluation of the time commitment to be devoted by Mr. Branca, as well as the fact that Louis Kipp would oversee the operations of Quipp Systems as its interim President.

         Bonuses may be paid under the Quipp, Inc. Management Incentive Compensation Plan. Under that plan, an incentive pool, based on a percentage of Quipp's operating income, is made available for awards to Quipp's executive officers. A target award is determined for each participant, including Quipp's executive officers. For 2001, the actual award was based on two different criteria: (1) 75 percent of the award is based upon the Quipp's operating income for the year; and (2) 25 percent of the award is based on the achievement of specific personal objectives by the participant. In light of Quipp's disappointing performance during 2001, the Committee did not pay any bonuses.

         The stock option component of the executive officers' compensation is designed to provide incentives for the enhancement of shareholder value, since the full benefit of stock option grants typically is not realized unless there has been appreciation in share values over several years. Following option grants in 1999, relatively few shares remained available for grant under the Quipp, Inc. Equity Compensation Plan. In light of option grants made in previous years and Quipp's disappointing performance during 2001, the Committee did not believe that additional grants were appropriate.

         Certain provisions of the Internal Revenue Code provide generally that publicly held corporations may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. It is not expected that these provisions will adversely affect Quipp based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, Quipp's 1996 Equity Compensation Plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan regardless of whether such income, together with salary, bonus and other compensation, exceeds the limitation.

         Until August 2001, Ms. Kepner, Ralph M. Branca and Louis D. Kipp were the members of the Committee. Upon Mr. Branca and Mr. Kipp becoming officers of Quipp and Quipp Systems, respectively, they were replaced on the Committee by Messrs. Campbell and Rose. Mr. Gibson became a member of the Committee in October 2001.

Cristina H. Kepner, Chairwoman
Richard H. Campbell
Lawrence J. Gibson
William L. Rose

                          REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of Quipp's independent accountants.

       Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Quipp's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

       In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

       Quipp's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

       Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Quipp's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

William L. Rose, Chairman
Richard H. Campbell
Cristina H. Kepner

                             AUDIT AND RELATED FEES

       The Audit Committee also considered whether the provision of services other than audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

       Fees for all services provided by KPMG LLP for 2001 were as follows:

AUDIT FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Quipp's annual financial statements for the year ended December 31, 2001 and the reviews of Quipp's financial statements included in Quipp's Quarterly Reports on Form 10-Q for the year ended December 31, 2001 were $106,000.

ALL OTHER FEES

         The aggregate fees billed for all other services rendered by KPMG LLP during fiscal year 2001, other than the services referred to above under the caption "Audit Fees," were $96,000. Such other fees primarily involved assistance relating to our tax returns and tax consulting services.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

         The following table sets forth certain information regarding compensation paid by Quipp with respect to the two persons who served as Quipp's Chief Executive Officer during 2001 and Quipp's two other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                              ANNUAL COMPENSATION              AWARDS
                                           ---------------------------    -----------------
                                                                             SECURITIES
         NAME AND                                                            UNDERLYING               ALL OTHER
    PRINCIPAL POSITION         YEAR          SALARY          BONUS           OPTIONS(#)           COMPENSATION($)(1)
---------------------------  --------      -----------    ------------    -----------------     -----------------------
Ralph M. Branca (2)            2001           $27,500         --                 --                       --
  Former President and
  Chief  Executive
  Officer

Anthony P. Peri (3)            2001          $119,047         --                 --                     $5,221
  Former President and         2000          $150,225        $102,618            --                     $4,013
  Chief  Executive             1999          $135,000         $63,500          26,500                   $2,725
  Officer

Jeffrey S. Barocas (4)         2001          $110,205         --                 --                     $6,457
  Former Chief                 2000          $107,455         $63,244            --                     $4,920
  Financial Officer            1999          $101,436         $51,914          12,000                   $4,143
  and Treasurer

Christer A. Sjogren            2001          $110,200         --                 --                     $4,652
  Executive Vice               2000          $108,071         $56,018            --                     $4,145
  President of Quipp           1999          $103,216         $50,544          12,000                   $2,971
  Systems, Inc.
-----------------------

(1) Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp's Employee Savings and Investment Plan.

(2) Mr. Branca served as interim President and Chief Executive Officer of Quipp from August 2001 to February 2002.

(3)      Mr. Peri's employment with Quipp terminated in August 2001.

(4)      Mr. Barocas' employment with Quipp terminated in March 2002.

STOCK OPTION HOLDINGS

         The following table presents information about option exercises during 2001 and the number and value of options held at December 31, 2001 by the executive officers of Quipp who are named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES

                                                                 NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                SHARES                      OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(3)
                               ACQUIRED       VALUE       -----------------------------------------------------------------
                                 ON         REALIZED
           NAME                EXERCISE        ($)          EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Ralph M. Branca                8,000        $64,200(1)        5,000             --             $69,000           --
Anthony P. Peri                  --             --           33,250             --            $458,850           --
Jeffrey S. Barocas               --             --           15,000            9,000          $207,000        $124,200
Christer A. Sjogren            6,000        $35,700(2)        9,000            9,000          $124,200        $124,200
------------------------

(1) Based upon $19.90 per share, which was the last sale price of the Company's common stock as reported by Nasdaq on May 1, 2001, the date the option was exercised.

(2) Based upon $19.95 per share, which was the last sale price of the Company's common stock as reported by Nasdaq on May 8, 2001, the date the option was exercised.

(3) Based upon $13.80 per share, which was the last sale price of the Company's common stock as reported by Nasdaq on December 31, 2001.

CHANGE OF CONTROL AGREEMENTS

         In December 2000, Quipp entered into change of control agreements with several executive officers, including Mr. Sjogren. Quipp will enter into an identical agreement with Mr. Kady. Under each change of control agreement, if the executive officer is terminated for any reason other than "cause" (as defined in the agreement) or suffers a "constructive termination without cause" during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, the executive officer will receive an amount equal to two times his base salary. In addition, for a period of 12 months following each termination or constructive termination, Quipp will reimburse the executive officer for the cost of COBRA health insurance continuation coverage under Quipp's health plan and will continue to provide any automobile or automobile allowance made available to the executive officer prior to the change of control. Under the Agreement, a "change of control" is defined generally as meaning the acquisition by a person of securities having more than 20% of the voting power of the Company's outstanding securities; a sale or other disposition of substantially all of the Company's assets; any transaction in which the shareholders of the Company do not beneficially own at least 80% of the voting power of the surviving company in the election of directors; or a change in the composition of the board as a result of which incumbent board members constitute less than a majority of the board. The Board of Directors may determine, however, that one or more of these events do not constitute a change of control, provided that a majority of the Board consists of "incumbent board members" (as defined in the agreement). A "constructive termination without cause" means the executive officer's resignation following a reduction in the officer's compensation, a significant decrease in the officer's duties and responsibilities, or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the officer on the date of the agreement, or the relocation of the officer out of the grater Miami, Florida area. In connection with the agreement, the executive officer agrees to certain confidentiality and non-competition provisions.

TERMINATION AGREEMENTS

         In connection with his termination of employment, the expiration date of Mr. Peri's vested stock options was extended to 18 months following his termination of employment.

         In connection with his termination of employment, the expiration date of Mr. Barocas' vested stock options was extended to December 31, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected KPMG LLP as the independent public accountants to examine the financial statements of Quipp for 2002. In accordance with the resolution of the Board of Directors, this selection will be presented to the shareholders for ratification at the meeting. The firm of KPMG LLP or a predecessor firm has audited Quipp's financial statements annually since 1983. If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT
OF KPMG LLP.

                        FIVE YEAR PERFORMANCE COMPARISON

         The following line graph compares the yearly change in the cumulative total shareholder return on Quipp's common stock for the past five fiscal years with the cumulative total return of the Nasdaq Market Index and the Dow Jones Factory Equipment Industry Group, described more fully below (the "Factory Equipment Group"). The returns are indexed to a value of $100 at December 31, 1996. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization.



=====================================================================================================
                             FY END       FY END       FY END      FY END       FY END        FY END
           INDEX              1996         1997         1998        1999         2000          2001
-----------------------------------------------------------------------------------------------------
Quipp, Inc.                 $100.00      $178.38      $205.41      $259.46      $412.51       $223.78
-----------------------------------------------------------------------------------------------------
Nasdaq Market Index         $100.00      $122.32      $172.52      $304.29      $191.25       $152.46
-----------------------------------------------------------------------------------------------------
Factory Equipment Group     $100.00      $113.69      $ 92.52      $ 83.29      $ 76.77       $ 77.20
==========================0===========================================================================

         The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index" and the identity of the issuers used in the index is as follows:
Baldwin Technology Inc. Class A, BNS Co. Class A, BTU International, Inc., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Hardinge Inc., Hurco Companies Inc., K-Tron International, Inc., Kadant Inc., Key Technology Inc., McClain Industries, Inc., Metso Corporation, Milacron Inc., Nordson Corporation, Paragon Technologies, Inc., Paul Mueller Company, Quipp, Inc., Regal-Beloit Corp., Research, Inc., Riviera Tool Company, Selas Corporation of America and Trikon Technologies, Inc. Changes in the listed issuers from year to year reflect changes in the Factory Equipment Group.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Quipp's officers and directors and beneficial owners of more than ten percent of Quipp's common stock to file reports of ownership of Quipp's securities and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on its review of Section 16(a) filings, Quipp believes that all filings required to be made during 2001 were made on a timely basis, except as follows: Messrs. Kipp, Peri and Sjogren each filed a late report regarding one sale transaction. Mr. Morgan filed a late report in respect of nine sale transactions and we are aware of at least one other transaction for which filings by Mr. Morgan have not been made.

                            ADVANCE NOTICE PROCEDURES

         In accordance with Quipp's by-laws, notice relating to nominations for director or proposed business to be considered at the 2003 annual meeting of shareholders must be given no earlier than November 1, 2002 nor later than December 1, 2002. The notice must meet certain other requirements set forth in the bylaws. Shareholders may request a copy of the by-law provisions discussed above from the Secretary, Quipp, Inc., 4800 N.W. 157 Street, Miami, FL 33014-6434. These requirements do not affect the procedures for submitting shareholder proposals for inclusion in the proxy statement, nor do they apply to questions a shareholder may wish to ask at the meeting.

                              SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. Any proposal that an eligible shareholder desires to have presented at the 2003 annual meeting of shareholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than December 1, 2002.

April 1, 2002

(front)

                                   QUIPP, INC.
                 Annual Meeting of Shareholders - April 25, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints RICHARD H. CAMPBELL and MICHAEL S. KADY, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Quipp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Quipp, Inc. to be held at the company offices at 4800 N.W. 157th Street, Miami, FL 33014-6434, at 10:00 A.M. Eastern Daylight Time on April 25, 2002 and any adjournment thereof, subject to the directions indicated on the reverse side.

         IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUIPP, INC.

         NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                                   Please date, sign and mail your
                                                proxy card back as soon as possible!

                                                   Annual Meeting of Shareholders
                                                             QUIPP, INC.

                                                           April 25, 2002

                                           Please Detach and Mail in the Envelope Provided

A |X|  Please mark your votes
          as in this example

                                    WITHHELD
                    FOR ALL         FROM ALL
                   Nominees         nominees                                                                 FOR   AGAINST ABSTAIN

1. Election of        |_|             |_|    Nominees: Lawrence J.Gibson   2. Proposal  to ratify the        |_|     |_|      |_|
   Directors                                           Michael S. Kady        appointment of KPMG LLP as
                                                                              independent public
                                                                              accountants for 2002
 |_| FOR ALL EXCEPT the nominees  indicated on                             3. To vote on such other
the line immediately below                                                    matters that may  properly
                                                                              come before the meeting.
----------------------------------------------

Signature                                         Signature                                               Date              , 2002
          ----------------------------------------          -------------------------------------------        -------------


NOTE: Please sign this proxy exactly as name(s) appears thereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.